                                                                     Exhibit 4.3



                                FLUOR EXECUTIVE

                         DEFERRED COMPENSATION PROGRAM

                    (AMENDED AND RESTATED AS OF MAY 1, 1997)

                                FLUOR EXECUTIVE
                         DEFERRED COMPENSATION PROGRAM
                    (Amended and Restated as of May 1, 1997)


   THIS INSTRUMENT, executed and made effective as of May 1, 1997 by FLUOR CORPORATION, a Delaware corporation, evidences an amendment and restatement of the terms of the Fluor Executive Deferred Compensation Program (formerly known as the Fluor Corporation and Subsidiaries Executive Deferred Compensation Program) adopted for the benefit of certain key employees of Fluor Corporation and its subsidiaries.

                                  WITNESSETH:

   WHEREAS, the Company has heretofore maintained three separate deferred compensation programs for its key employees, this Plan which covered deferrals of incentive compensation, the Fluor Corporation and Subsidiaries Executive Deferred Salary Program (the "Deferred Salary Program") which covered the deferral of salary and other related amounts and the Fluor Excess Benefit Plan ("Excess Benefit Plan") which provided deferrals to compensate for benefits which would otherwise be lost to highly compensated employees as a result of the contribution and benefit limitations imposed by ERISA; and

   WHEREAS, the Company , effective as of May 1, 1995, combined all of the three foregoing unfunded deferred compensation programs for its key employees into a single program by (a) combining the Deferred Salary Program (including, without limitation, the excess 401(k) accounts previously maintained as a part of this program) with and into this Plan thereby merging all the accounts previously maintained under that Deferred Salary Program with and into this Plan and (b) by transferring the key employee accruals previously maintained under the Excess Benefit Plan from the Excess Benefit Plan into this Plan; and

   WHEREAS, the Company now desires to amend and restate the terms and conditions of the Plan;

   NOW, THEREFORE, the Company hereby declares the current terms and conditions of the Fluor Executive Deferred Compensation Program (formerly known as the Fluor Corporation and Subsidiaries Executive Deferred Compensation Program) to be, as of May 1, 1997, as follows:

                                   ARTICLE I
                                    THE PLAN

 1.1. NAME. This Plan shall be known as the "Fluor Executive Deferred Compensation Program".

 1.2 PURPOSE. This Plan is adopted for the purpose of providing eligible executive employees with a means to satisfy future financial needs and also for the purpose of providing such employees with retirement and other benefits which, because of various contribution and benefit accrual limitations, cannot be provided for them under the tax qualified retirement, profit sharing and savings plans in which such employee is a participant. The Company intends that the Plan constitute an unfunded "top hat" plan maintained for the purpose of providing deferred compensation to a select group of management or highly compensated employees under applicable provisions of ERISA.

 1.3 PLAN ADMINISTRATION. The Plan shall be administered by the Committee in accordance with the following:

   (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

        (i) To determine all questions relating to the eligibility of employees to participate;
        (ii) To construe and interpret the terms and provisions of this Plan;
        (iii) To compute and certify to the amount and kind of benefits payable to Participants or their Beneficiaries;
        (iv) To maintain all records that may be necessary for the administration of the Plan;
        (v) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as the Committee may determine or as shall be required by law;
        (vi) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof; and
        (vii) To appoint a plan administrator or any other agent, and to delegate to such person such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.

   (b) The Committee shall have full discretion to make factual determinations as may be necessary and to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform manner and in full accordance with any and all laws applicable to the Plan.

   (c) To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all Plan matters relating to the Participants, their death or other cause of termination, and such other pertinent facts as the Committee may require.

                                   ARTICLE II
                                  DEFINITIONS

 2.1  DEFINITIONS.

 Accrual Accounts - shall mean a Participant's Excess Benefit Accrual Account
 ----------------
 and Pre-Effective Date Excess Benefit Accrual Accounts, if any.

 Beneficiary - The beneficiary designated by the Participant under the Fluor
 -----------
 Employees' Retirement Plan or, if no such designation has been made, then as designated on a form provided by the Participant's corporate employer, or, in the absence of any designation, the personal representative of the Participant's estate.

 Board - shall mean the Board of Directors of Fluor Corporation.
 -----

 Change of Control - "Change of Control" of the Company shall be deemed to have
 -----------------
 occurred if, (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of any cash tender or exchange offer, merger or other business combination or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

 Code - shall mean the Internal Revenue Code of 1986, as amended.
 ----

 Committee - shall mean the Executive Compensation Committee of the Company.
 ---------

 Company - shall mean Fluor Corporation.
 -------

 Crediting Options - shall mean the crediting options shown on Schedule A, as
 -----------------
 modified from time to time.

 Crediting Rate - shall mean for each Crediting Option,  an amount equal to the
 --------------
 rate, expressed as a percent, of gain or loss on the assets of such Crediting Option during a month as determined in accordance with Schedule A.

 Deferral Account - shall mean collectively, a Participant's Deferred Incentive
 ----------------
 Award Account, Deferred Salary Account, Pre-Effective Date Deferral Account, the Pre-Effective Date Deferred Salary Accounts and the Pre-1986 Deferral Accounts.

 Deferred Incentive Award Account - shall have the meaning set forth in Section
 --------------------------------
 6.1 hereof.

 Deferred Salary Account - shall have the meaning set forth in Section 6.1
 -----------------------
 hereof.

 Effective Date - shall mean May 1, 1995.
 --------------

 Eligible Employee - shall mean any employee of the Company or its subsidiaries
 -----------------
 who (a) is eligible to participate in the Retirement Plan or has been specifically designated as eligible for participation in this Plan by the Committee and (b) is a member of the Executive Management Team.

 ERISA - shall mean the Employee Retirement Income Security Act of 1974, as
 -----
 amended.

 Excess Benefit Accrual Account - shall have the meaning set forth in Section
 ------------------------------
 6.2 hereof.

 Excess 401(k) Account - shall mean the accounts maintained pursuant to the
 ---------------------
 Prior Plan to compensate for lost benefits under the Savings Plan that were attributable to the annual contribution limitations of section 401(k) of the Code.

 Executive Management Team - shall mean those employees who have been determined
 -------------------------
 to have been eligible to participate in the Fluor Corporation and Subsidiaries Executive Incentive Compensation Program or in other similar management incentive compensation programs of the Company or any of its subsidiaries.

 Fiscal Year - shall mean the twelve month period ending on October 31 of each
 -----------
 year.

 Incentive Award - shall mean awards made pursuant to the terms of the Fluor
 ---------------
 Corporation and Subsidiaries Executive Incentive Compensation Program, the Fluor Special Executive Incentive Plan, the Directors' Achievement Award Program and any other incentive compensation program for management and other highly compensated employees which the Committee determines to be eligible for participation in this Plan.

 Normal Retirement Age - shall mean 65 years of age.
 ---------------------

 Participant - shall mean any Eligible Employee who has one or more Deferral
 -----------
 Accounts and/or one or more Accrual Accounts under this Plan.

 Plan - shall mean the Fluor Executive Deferred Compensation Program the terms
 ----
 of which are set forth herein.

 Pre-1986 Deferral Account - shall have the meaning set forth in Section 6.1
 -------------------------
 hereof.

 Pre-Effective Date Deferral Account - shall have the meaning set forth in
 -----------------------------------
 Section 6.1 hereof.

 Pre-Effective Date Deferred Salary Account - shall have the meaning set forth
 ------------------------------------------
 in Section 6.1 hereof.

 Pre-Effective Date Excess Benefit Accrual Account - shall have the meaning set
 -------------------------------------------------
 forth in Section 6.2 hereof.

 Prior Plan - shall mean the Fluor Corporation and Subsidiaries Executive
 ----------
 Deferred Salary Program.

 Retirement Plan - shall mean the Fluor Corporation Employees' Retirement Plan.
 ---------------

 Salary - shall mean the base salary regularly paid to an employee including the
 ------
 employee's deferrals under Sections 401(k) and 125 of the Code.

 Savings Plan - shall mean the Fluor Corporation Salaried Employees' Savings
 ------------
 Investment Plan.

 Termination of Service - Termination of the full-time employee/employer
 ----------------------
 relationship between a Participant and Fluor Corporation or any of its subsidiaries by reason of retirement, death, resignation, involuntary termination, permanent total disability or change in status to a part-time employee, as these terms are defined for purposes of the Retirement Plan.

                                  ARTICLE III
                                 PARTICIPATION

 3.1 SALARY DEFERRALS. Any Eligible Employee who is a member of the Executive Management Team will, for the period of such membership, be entitled to defer all or a portion of Salary pursuant to the provisions of Section 4.2(a) hereof for so long as he remains an Eligible Employee. If an Eligible Employee is removed as a member of the Executive Management Team, such Eligible Employee will, notwithstanding such removal, remain eligible to defer salary through the end of the calendar year in which such removal occurred.

 3.2 INCENTIVE AWARD DEFERRALS. Any Eligible Employee who earns an Incentive Award which becomes payable after the Effective Date will be entitled to defer such Incentive Award or portion thereof pursuant to the provisions of Section 4.2(b) hereof.

 3.3 EXISTING ACCOUNTS. All undistributed account balances in the Prior Plan as of the Effective Date are hereby transferred to and made a part of this Plan. The Prior Plan is hereby merged into this Plan as of the Effective Date and all benefits previously payable under the Prior Plan shall be paid solely from this Plan. Any such account balances will be subject to Adjustment pursuant to the terms of Section 7.1 hereof and, subject to the deferral period or periods previously elected by the Employee, will be maintained, determined and distributed in accordance with the terms hereof. All undistributed account balances of Eligible Employees under the Fluor Excess Benefit Plan as of the Effective Date are hereby transferred to and made a part of this Plan and such account balances will be subject to Adjustment pursuant to the terms of Section 7.1 hereof. On and after the Effective Date all benefits previously payable to Eligible Employees under the Fluor Excess Benefit Plan shall be paid solely under this Plan.

 3.4  EXCESS BENEFIT ACCRUALS.   As of the last day of each calendar year each
 Eligible Employee shall be entitled to receive an Excess Benefit Accrual if and to the extent earned in accordance with the provisions of Section 5.1 hereof.

                                   ARTICLE IV
                                   DEFERRALS

 4.1 AMOUNTS SUBJECT TO DEFERRAL. Subject to the effect of any previously authorized or required deductions, reductions or income or employment tax withholdings applicable to such compensation, an Eligible Employee may elect to defer all or any portion of his Salary or any Incentive Award.

 4.2  TIMING AND MECHANICS OF ELECTION.

   (a). Salary - The amount of Salary to be deferred for future payroll periods
        ------
 must be specified by the Eligible Employee in writing to his corporate employer as a fixed percentage of Salary. Such deferral election shall be effective with the first payroll period beginning after receipt of the election by the Company and will continue in effect (excluding the two payroll periods where no reductions or deductions are taken) until a subsequent election or termination of the election is received by the Company, which change or termination shall also be effective as of the first payroll period beginning after receipt of such election or termination. The deferral percentage so specified may not be changed, terminated or re-initiated more often than once every six months.

   (b). Incentive Awards - The amount of any Incentive Award to be deferred must
        ----------------
 be specified by the Eligible Employee in writing to his corporate employer no later than the end of the fiscal period(s) for which performance is measured in
 determining the amount of the Incentive Award.   The amount to be deferred may
 be specified either as a fixed dollar amount or as a percentage of the Incentive Award. Such amount or percentage, once specified, is irrevocable as to such Incentive Award.

 4.3 DEFERRAL PERIODS. Unless otherwise specified by the Eligible Employee at the time of his deferral election, payment of such amounts shall be deferred until such Eligible Employee's Termination of Service. The Eligible Employee may specify a deferral period which may not extend beyond the date upon which such Eligible Employee reaches age 70-1/2.

 If a specific deferral period has been selected, the deferral period shall end upon the earlier to occur of (a) the Eligible Employee's Termination of Service or (b) expiration of the specified deferral period.

                                   ARTICLE V
                                 OTHER ACCRUALS

 5.1 EXCESS BENEFIT ACCRUALS. As of each December 31 the Company shall credit the Excess Benefit Accrual Account of each Eligible Employee with an amount equal to the excess of the amount of company contributions which would have been allocated to such Eligible Employee's account under the Retirement Plan for the calendar year but for the limitations imposed by Sections 401 and 415 of the Code over the actual amount of company contributions allocated to his accounts under such plans for the calendar year. At the end of each calendar month, the Company shall credit the Excess Benefit Accrual Account of each Eligible Employee with an amount equal to the excess of (a) the amount of Company contributions which would have been made to the account of such Eligible Employee for such month under Section 5.1 and Article IV of the Savings Plan, but for the limitations imposed by Sections 401 and 415 of the Code over (b) the actual amount of Company contributions allocated to his accounts for such month pursuant to such Article VI; provided however, that such amounts will be so credited only if such Eligible Employee elects, prior to beginning of any such month to defer an additional portion of his Salary which is equal to the amount by which the amounts contributed on behalf of such Eligible Employee pursuant to Section 5.1 of the Savings Plan for such month were reduced by reason of the limitations imposed by Sections 401 and 415 of the Code.

 5.2 COMPENSATING ACCRUALS. Each Eligible Employee who elects to defer all or a portion of his Salary pursuant to Section 4.2(a) hereof will also be credited with additional accruals to his Deferred Salary Account to compensate for reductions in Company Retirement Plan and Savings Plan contributions that result from such Salary deferral. Such accruals shall be calculated as follows:

        (a). As of the end of each calendar year there shall be credited to the account of each Eligible Employee, an additional amount that is equal to the amount by which Company contributions to such Eligible Employee's accounts in the Retirement Plan were reduced by reason of Salary deferrals made under this Plan.

        (b). At the end of each calendar month there shall be credited to the account of each Eligible Employee an additional amount that is equal to the amount by which Company contributions made under Article VI of the Savings Plan for such month to the account of such Eligible Employee are reduced by reason of Salary deferrals made under this Plan.

                                  ARTICLE VI
                            MAINTENANCE OF ACCOUNTS

 6.1 DEFERRAL ACCOUNTS. The Company shall maintain one or more of the following separate deferral accounts, as applicable, for Eligible Employees:
 (1) a Deferred Incentive Award Account to which shall be credited all amounts of Incentive Awards which have been deferred by such Eligible Employee pursuant to the provisions of Section 4.2(b) hereof; (2) a Pre-Effective Date Deferral Account which shall include all undistributed amounts relating to Incentive Awards as to which a deferral election had been made prior to the Effective Date, but not including deferred amounts of Incentive Awards for Fiscal Years ending on or before October 31, 1985; and (3) a Pre-1986 Deferral Account which shall include all undistributed amounts relating to Incentive Awards for Fiscal Years ending on or before October 31, 1985; (4) a Pre-Effective Date Deferred Salary Account to which shall be credited the balance as of the Effective Date of the amount standing to the credit of such Eligible Employee under the Prior Plan, reduced by the amount attributable to the Excess 401(k) Account maintained under such Prior Plan; and (5) a Deferred Salary Account to which shall be credited all amounts of Salary deferred on and after the Effective Date and all amounts credited such Eligible Employee pursuant to Section 5.2 hereof.

 6.2 EXCESS BENEFIT ACCRUAL ACCOUNTS. The Company shall maintain the following separate accrual accounts, as applicable, for Eligible Employees: (1) a Pre-Effective Date Excess Benefit Accrual Account to which shall be credited as of the Effective Date all amounts then standing to the credit of such Eligible Employees in the Fluor Excess Benefit Plan, and in the Excess 401(k) Account of the Prior Plan; and (2) an Excess Benefit Accrual Account to which shall be credited all amounts accruing for the benefit of such Eligible Employee pursuant to Section 5.1 hereof.

 6.3 ADJUSTMENTS. Each account of a Participant established pursuant to Sections 6.1 and 6.2 hereof shall be adjusted monthly to reflect any gains and/or losses thereon (the "Adjustment") in accordance with the provisions of
 Section 7.1 hereof.

                                  ARTICLE VII
                               CREDITING OPTIONS

 7.1 CREDITING OPTIONS. The Company has selected the crediting options described in Schedule A any of which may be changed, modified or deleted, or additional investment options may be added, from time to time by the Committee (the "Crediting Options"), provided however, that (a) the Five Year T-Bill Option will remain available for Pre-Effective Date Deferral Accounts, Pre-Effective Date Deferred Salary Accounts and Pre-Effective Date Excess Benefit Accrual Accounts and, until the end of the 1995 fiscal year, for Salary Deferrals put into place prior to the Effective Date; and (b) the Fluor Average Interest Factor option shall always remain available for Pre-1986 Deferral Accounts. At the time that an Eligible Employee first becomes a Participant, the Participant shall allocate deferrals among the Crediting Options that will be used as a measure of the investment performance of the contents of each of his Deferral and Accrual Accounts on a form provided by the Committee. In making this designation, the Participant may specify that all or any 10% multiple of each of his Deferral and Accrual Accounts be deemed to be invested in one or more of the Crediting Options. Each Participant will be able to reallocate the Crediting Options for each of his Deferral and Accrual Accounts once every six months in 10% multiples on a form provided by the Committee. Said reallocation will be effective as of the first day of the month following the month in which the form is received by the Committee. Until a Participant delivers a new Crediting Options form to the Committee, his prior Crediting Options shall control. If a Participant fails to select a Crediting Option for deferrals or accruals made after the Effective Date he shall be deemed to have elected the Money Market Option. The Company shall use the Participant's Crediting Option designations as the basis for calculating the Adjustment component of each Deferral and Accrual Account. If a Participant changes his or her Crediting Option designations, then such change shall supersede the previous designation effective the first business day of the month following the month the change is made. The Company shall begin crediting the Participant's Deferral Accounts with the amount deferred by the Participant on the last day of the month in which the Salary or Incentive Award would have otherwise been paid. The monthly Adjustment shall be determined as follows: As of the last day of each month in which any amount remains credited to any Deferral Account or Accrual Account of a Participant, each portion of such accounts deemed invested in a particular crediting option shall either be credited or debited with an amount equal to that determined by multiplying the balance of such portion of such account as of the last day of the preceding month by the Return Rate for that month for the applicable Investment Option. As to the applicable amount distributed, the Company shall cease crediting or debiting Adjustments to the Participant's Deferral and/or Accrual Accounts on the last day of the month of the applicable distribution event set forth in Articles VIII and IX (the "Valuation Date").

   Allocation of investment selections shall be made among the Crediting Options. A Participant shall have absolutely no ownership interest in any Crediting Option. The Company shall be the sole owner of (if any) funds invested in any such Investment Option, as well as all amounts accounted for in the Deferral and Accrual Accounts, all of which shall at all times be subject to the claims of the Company's creditors.

   A Participant shall be entitled to payment of an amount equal to the amount in each of his Deferral and Accrual Accounts in accordance with Articles VIII and IX hereof.

                                  ARTICLE VIII
                             ACCOUNT DISTRIBUTIONS

 8.1 NO DEFERRAL PERIOD SPECIFIED. With respect to any Accrual Account and those portions of any Deferral Account (including, any Adjustments related thereto) as to which no specific deferral period has been selected by the Participant at the time of deferral:

        (a). The lump sum payment or the first installment will be paid on or before December 31 of the year of termination; provided however, that the Company may in its sole discretion elect to defer payment thereof until January of the succeeding year.

        (b). In the event of installment payments, the second installment will be paid in January following the year in which the first installment was paid and all remaining installments will be paid annually in January.

        (c). Payment in cash in one lump sum or in annual installments will be at the sole discretion of the Participant's corporate employer. The number of installment payments will not exceed twenty.

        (d). In the event of the death of a Participant prior to commencement of any payments hereunder, payments will be made to his Beneficiary in accordance with the foregoing provisions. In the event of the death of a Participant after commencement of benefit payments in installments but prior to payment of his entire entitlement, payment may be made to his Beneficiary in one lump sum or by continuation of installments at the discretion of the Participant's corporate employer. In the event installments continue to the Beneficiary, they will continue to be subject to Adjustment under Section 7.1 hereof.

 8.2 SPECIFIED DEFERRAL PERIOD. With respect to those portions of any Deferral Account (including any Adjustments related thereto) as to which a specified deferral period has been selected by a Participant at the time of deferral:

        (a). Entitlement to payment will occur upon the earlier of the (i) Participant's Termination of Service or (ii) upon expiration of the specific deferral period.

        (b). All payments will be made in a lump sum in cash unless, (i) in the cases where entitlement to payment arises upon expiration of the deferral period, the Participant designates at the time of deferral that the deferred amount be paid in a specified number (not to exceed twenty) of annual installments or, (ii) in cases where entitlement to payment arises upon Termination of Service, the Company in its sole discretion elects to make payments of the deferred amount in a specified number (not to exceed twenty) of annual installments.

        (c). The lump sum payment or the first installment payment will be paid on or before December 31 of the year of entitlement; provided however, that the Company may in its sole discretion elect to defer payment thereof until January of the succeeding year.

        (d). If a Participant's entitlement is paid in installments, the second installment payment will be paid during January of the year following the year in which the first installment was paid and all remaining installments will be paid annually in the month of January.

        (e). In the event of the death of a Participant prior to commencement of any payments hereunder, payments will be made to his Beneficiary in accordance with the foregoing provisions. In the event of the death of a Participant after commencement of benefit payments in installments but prior to payment of his entire entitlement, payment may be made to his Beneficiary in one lump sum or by continuation of the installments all at the discretion of the Participant's corporate employer. If a Participant has received his entire entitlement under one or more, but less than all of his deferral elections, and dies prior to commencement of payments under one or more unpaid deferral elections he shall be considered to have died prior to the commencement of any payments hereunder. In the event installments continue to the Beneficiary, they will continue to be subject to Adjustment pursuant to Section 7.1 hereof until distributed.

                                   ARTICLE IX
                           OTHER DISTRIBUTION EVENTS

 9.1 CHANGE OF CONTROL. Notwithstanding any other Section hereof, if a Participant's employment with the Company or its subsidiaries terminates for any reason other than death, within the two-year period beginning on the date that a Change of Control of the Company occurs, then the Company shall pay to the Participant within the first fifteen (15) days of the month following such termination a lump sum distribution of all of his Deferral Accounts and Accrual Accounts. If the Participant dies after termination of employment but before payment of any amount under this Section, then such amount shall be paid to the Beneficiary within the first fifteen (15) days of the month following the Participant's death.

 9.2  UNFORESEEABLE EMERGENCY.

   (a). A distribution of a portion of a Participant's Deferral Accounts and Accrual Accounts because of an Unforeseeable Emergency will be permitted only to the extent required by the Participant to satisfy the emergency need. Whether an Unforeseeable Emergency has occurred will be determined solely by the Committee. Distributions in the event of an Unforeseeable Emergency may be made by and with the approval of the Committee upon written request by a Participant.

   (b). An "Unforeseeable Emergency" is defined as a severe financial hardship to the Participant caused by sudden and unexpected illness or accident of the Participant or of a dependent of the Participant (as defined in Code Section 152(a)), loss of the Participant's property due to casualty, or other extraordinary and unforeseeable circumstances caused by a result of events beyond the Participant's control. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any event, any distribution under this Section shall not exceed the amount required by the Participant to resolve the hardship after (i) reimbursement or compensation through insurance or otherwise, (ii) obtaining liquidation of the Participant's assets, to the extent such liquidation would not itself cause a severe financial hardship, or
 (iii) suspension of deferrals under the Plan.

 9.3 WITHDRAWALS. A Participant may elect by filing with the Company a form specified by the Committee, to receive an amount equal to ninety percent of his Deferral Accounts and Accrual Accounts at any time prior to his Termination of Service. If a Participant makes an election described in this Section 9.3 the balance of the Participant's Deferral Accounts not distributed to the Participant shall be forfeited to the Company; the amount to which he is entitled under this Section 9.3 shall be distributed to the Participant in a single lump sum as soon as administratively practical following such election; the Participant shall be prohibited from participating in deferral portions of the Plan for the balance of the Fiscal Year in which this distribution is made and the following Fiscal Year; any elections previously made pursuant to
 Section 4.2 of this Plan shall cease to be effective.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

 10.1 PARTICIPANT RIGHTS IN THE UNFUNDED PLAN. Any liability of the Company to any Participant with respect to any benefit shall be based solely upon the contractual obligations created by the Plan; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Company. The Company's obligations under this agreement shall be an unfunded and unsecured promise to pay. No Participant or his designated beneficiaries shall have any rights under the Plan other than those of a creditor of the Company. Assets segregated or identified by the Company for the purpose of paying benefits pursuant to the Plan remain general corporate assets subject to the claims of the Company's creditors.

 10.2 NON-ASSIGNABILITY. Neither the Participant nor his Beneficiary shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and non-transferable. Any such attempted assignment or transfer shall be void and the Company shall thereupon have no further liability to such Participant or such Beneficiary hereunder. No amount payable hereunder shall, prior to actual payment thereof, be subject to seizure by any creditor of any Participant or Beneficiary for the payment of debt, judgment or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of the Participant, his designated Beneficiary or any other beneficiary hereunder.

 10.3 TERMINATION OR AMENDMENT OF PLAN. The Company retains the right, at any time and in its sole discretion, to amend or terminate the Plan, in whole or in
 part.   Any amendment of the Plan shall be approved by the Board, shall be in writing, and shall be communicated to the Participants. Notwithstanding the above, the Committee shall have the authority to change the requirements of eligibility or to modify the Crediting Options hereunder. No amendment of the Plan shall materially impair or curtail the Company's contractual obligations arising from deferral elections previously made or for benefits accrued prior to such amendment. Notwithstanding any other provision herein to the contrary, in the event of Plan termination, payment of Deferral and Accrual Accounts shall occur not later than the last business day of the month following the month in which the termination is made effective.

 10.4 CONTINUATION OF EMPLOYMENT. This Plan shall not be deemed to constitute a contract of employment between the Company and a Participant. Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or affect the right of the Company or any Subsidiary to terminate the employment of any Participant at any time with or without cause.

 10.5 RESPONSIBILITY FOR LEGAL EFFECT. Neither the Committee nor the Company makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax or other implications or effects of this Plan.

 10.6 WITHHOLDING. The Company shall withhold from or offset against any payment or accrual made under the Plan any taxes the Company determines it is required to withhold by applicable federal, state or local laws.

 10.7 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other incentive or other compensation plans in effect for the Company or any subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any subsidiary.

 10.8 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company.

 10.9 SINGULAR, PLURAL; GENDER. Wherever appropriate in this Plan, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

 10.10 CONTROLLING LAW. The Plan shall be governed by and construed in accordance with the internal law, without regard to conflict of law principles, of the State of California to the extent not pre-empted by the laws of the United States of America.

FLUOR EXECUTIVE DEFERRED COMPENSATION PLAN                                                    SCHEDULE A

                                                     CREDITING OPTIONS
               --------------------------------------------------------------------------------------------
                                              Fluor               Interest                    Global
                                5-Year      Average      Money    Income        Global      Diversified
                                T-Bill*     Interest    Market      Plus     Diversified       Plus
                                            Factor*
-----------------------------------------------------------------------------------------------------------
ACCRUAL ACCOUNTS:
-----------------------------------------------------------------------------------------------------------
1 Pre-Effective Date Excess       X          ____          X          X          X              X
  Benefit Accrual Account
-----------------------------------------------------------------------------------------------------------
  - Excess Benefit Plan &
    Excess 401(k) Plan
    balances as of 5/1/95
-----------------------------------------------------------------------------------------------------------
2 Excess Benefit Accrual        ____         ____          X          X          X              X
  Account
-----------------------------------------------------------------------------------------------------------
  - Excess Benefit Plan &
    Excess 401(k) Plan
    deferrals from 5/1/95
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
DEFERRAL ACCOUNTS:
-----------------------------------------------------------------------------------------------------------
1 Pre-1986 Deferral             ____           X           X          X          X              X
  Account
-----------------------------------------------------------------------------------------------------------
  - 5/1/95 balance of
    Pre-1986 Deferred
    Incentive awards
-----------------------------------------------------------------------------------------------------------
2 Pre-Effective Date              X          ____          X          X          X              X
  Deferral Account
-----------------------------------------------------------------------------------------------------------
  - 5/1/95 balance of
    Deferred Incentive
    awards since 1986
-----------------------------------------------------------------------------------------------------------
3 Pre-Effective Date              X          ____          X          X          X              X
  Deferred Salary
  Account
-----------------------------------------------------------------------------------------------------------
  - Deferred Salary Plan
    account balance as
    of 5/1/95
-----------------------------------------------------------------------------------------------------------
4 Deferred Salary Account       ____         ____          X          X          X              X
-----------------------------------------------------------------------------------------------------------
  - Deferred Salary Plan
    deferrals from 5/1/95
-----------------------------------------------------------------------------------------------------------
5 Deferred Incentive
  Award Account                 ____         ____          X          X          X              X
-----------------------------------------------------------------------------------------------------------
  - Deferred Incentive Plan
    awards from 5/1/95
-----------------------------------------------------------------------------------------------------------

X = Available crediting options

* The 5-Year T-Bill and Fluor Average Interest Factor crediting options are only available for balances as of May 1, 1995. These options are not available for deferrals/accruals made after May 1, 1995.

The Money Market, Interest Income Plus, Global Diversified and Global Diversified Plus options represent the investment funds available under the Retirement Plan as of May 1, 1995, but are subject to change from time to time.

 RETIREMENT PLAN INVESTMENT FUNDS

 The following summarizes the investment characteristics of the Retirement Plan investment funds:

                     Nature of Primary Investments                             Investment Objective
Money                - Short maturity U.S. Treasuries                          Provide stability of principal
Market
                     - Certificates of Deposit

                     - Other money market securities including
                       commercial paper, time deposits, bankers' acceptances, etc.

Interest             - U.S. and non-U.S. Government and Corporate Bonds        Provide moderate income with modest volatility
Income                                                                         over a long time horizon.  Investments will
Plus                 - Bank and Insurance Company Contracts                    typically have maturities ranging from 3-5 years

                     - Money Market Instruments

                     - Asset-backed Investments

Global               - U.S. and non-U.S. Equity and Fixed Income               Provide capital growth and income through
Diversifed             securities including common, convertible and            investment portfolio of global diversified
                       preferred stocks and bonds.                             assets.  The fund seeks to achieve its goal
                                                                               with a moderate amount of price fluctuation.
                     - Real Estate

                     - Private Equity/Venture Capital

                     - Short-term Reserves

Global               - U.S. and non-U.S. Equity and Fixed Income               Provide aggressive capital growth and income
Diversified            securities including common, convertible and            through investment portfolio of global
Plus                   preferred stocks and bonds (may include Fluor           diversified assets.  The fund seeks to achieve
                       Stock).                                                 high returns by allowing heavier concentration
                                                                               in any one type of investment, heavier
                     - Real Estate                                             concentration in any one type of investment,
                                                                               leading to greater potential short-term price
                     - Private Equity/Venture Capital                          fluctuations.

                     - Short-term Reserves